UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – November 21, 2012

GILLA INC.
 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-28107	88-0399260
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

112 North Curry Street, Carson City, Nevada 89703
(Address of principal executive offices)

(416) 843-2881
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Such statements may include, but are not limited to, information related to: anticipated operating results; our product offerings; relationships with suppliers; consumer demand; financial resources and condition; revenues; profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; product and commercial liability; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and file or furnish as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this Current Report, the terms “we”, “us”, “our”, the “Registrant,” “Gilla” and the “Company” refer to Gilla Inc.

Table of Contents

Item 1.01.	Entry into a Material Definitive Agreement	1

Item 1.02.	Termination of a Material Definitive Agreement	1

Item 2.01.	Completion of Acquisition or Disposition of Assets	1

	The Merger and Related Transactions	1

	Description Of Business	2

	Risk Factors	8

	Management's Discussion and Analysis of Financial Condition and Results of Operations	15

	Securities Ownership of Certain Beneficial Owners and Management	21

	Directors and Executive Officers	22

	Executive Compensation	23

	Certain Relationships And Related Transactions and Director Independence	24

	Market Price of and Dividends on Common Equity and Related Stockholder Matters	25

	Recent Sales of Unregistered Securities	26

	Description of Securities	26

	Indemnification of Officers and Directors	27

	Financial Statements and Supplemental Data	27

	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	27

	Financial Statements and Exhibits	27

Item 3.02.	Unregistered Sales of Equity Securities.	27

Item 5.01.	Changes in Control of Registrant.	27

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	28

Item 5.06.	Change in Shell Company Status.	28

Item 9.01.	Financial Statements and Exhibits.	28

i

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Loan Termination Agreement

On April 15, 2011, the Company entered into a Loan Agreement with Credifinance Capital Corp. (“CFCC”) for the provision of a credit facility for an aggregate principal amount of Two Hundred Thousand Dollars ($200,000) in order to provide working capital and other resources for the business of Gilla.

On November 15, 2012, the Company and CFCC entered into a loan termination agreement dated November 15, 2012 to terminate all amounts owing under the Loan Agreement dated April 15, 2011. The Loan Agreement was terminated with no further responsibilities to both Parties, other than the new loan described below.

Convertible Revolving Credit Note

On November 15, 2012, the Company and CFCC entered into a 6% Convertible Revolving Credit Note (the “Note”) dated November 15, 2012 whereby the Company promised to pay CFCC the aggregate unpaid principal amount of Two Hundred and Twenty Five Thousand Dollars ($225,000) due on or before February 15, 2014 (the “Maturity Date”), bearing an interest rate of 6% per annum. Interest shall accrue and be added to the principal amount of the Note at the Maturity Date. The Note may be repaid, in whole or in part, without penalty with five days prior written notice to CFCC. At any time subsequent to 30 days after the Maturity Date, the outstanding principal amount and any accrued and unpaid interest is convertible in to Common Stock at a conversion price of the lower of $0.01 per share or the average of the bid prices for the Common Stock of the Company for the 15 trading days prior to the notice of conversion.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On November 15, 2012, the Company and CFCC entered into a loan termination agreement dated November 15, 2012 to terminate all amounts owing under the Loan Agreement dated April 15, 2011. The information set forth in Item 1.01 of this Report regarding such termination is incorporated by reference into this Item 1.02.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Merger and Related Transactions

On June 25, 2012, the Company entered into a Letter of Intent with Snoke Distribution Canada Ltd., a corporation existing under the laws of Ontario (“Snoke Distribution”), to acquire all of the outstanding common shares of Snoke Distribution through the issuance of common shares of the Registrant to the shareholders of Snoke Distribution.

On November 21, 2012, the merger contemplated by the Letter of Intent dated as of June 25, 2012 by and among the Registrant and Snoke Distribution (the “Merger”) was completed.  In connection with the Merger the Company has issued 29,766,667 shares of Common Stock, as described in further detail herein and Snoke Distribution has merged into the Registrant.

As a result of the Merger, Snoke Distribution has become a wholly-owned subsidiary of the Registrant and the Registrant has issued shares of its common stock to shareholders of Snoke Distribution at a rate of one share of the Registrant’s common stock for each Snoke Distribution common share. Immediately prior to the Merger, the Registrant had 29,477,766 shares of common stock outstanding.

Following the Merger, the Registrant has 59,244,433 shares of common stock outstanding after the share exchange and the issuance of 29,766,667 common shares to the shareholders of Snoke Distribution.

At closing, the Registrant also closed a private placement (the “Private Placement”) of $135,000 at a price of $0.05 per Gilla common share, each entitled to a half warrant to purchase one common share at an exercise price of $0.10 per common share for a period of six months following the Merger. The private placement resulted in the issuance of 2,700,000 common shares and 1,350,000 warrants of the Registrant’s common stock from treasury. Following the Merger and the private placement, the Registrant has 61,944,433 shares of common stock outstanding.

In conjunction with the Merger, all of the directors and officers of Gilla have resigned, with the exception of Stanley Robinson (Director), and have been replaced by the directors of Snoke Distribution. George Bennarroch (President and Director), Daniel Barrette (Chief Operating Officer and Director) and Linda Kent (Corporate Secretary and Director) each tendered their resignations as Directors and Officers of Gilla, effective as of November 15, 2012.  Effective as of the same date, Ernest “Ernie” Eves has been appointed Chairman of the Company’s Board of Directors and shall serve Chair of all Board Committees; Graham Simmonds has been appointed as a Director and as the Company’s Chief Executive Officer; Danny Yuranyi has been appointed as a Director and as the Company’s President and Chief Operating Officer; Ashish Kapoor has been appointed as the Company’s Chief Financial Officer; and Carrie J. Weiler has been appointed as the Company’s Corporate Secretary.

For financial purposes, the Merger represents a capital transaction of Snoke Distribution or a “reverse merger” rather than a business combination, because the sellers of Snoke Distribution effectively control the combined company immediately following the completion of the Merger. As such, Snoke Distribution is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a recapitalization of Snoke Distribution. Accordingly, the assets and liabilities and the historical operations that will be reflected in Gilla’s ongoing financial statements will be those of Snoke Distribution and will be recorded at the historical cost basis of Snoke Distribution. Gilla’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Snoke Distribution after consummation of the Merger. Gilla's historic capital accounts will be retroactively adjusted to reflect the equivalent number of shares issued by Gilla in the Merger while Snoke Distribution's historical retained earnings will be carried forward. The historical financial statements of Gilla before the Merger will be replaced with the historical financial statements of Snoke Distribution before the Merger in all future filings with the SEC. The Merger is intended to be treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

DESCRIPTION OF BUSINESS

Development of Business

The Company was incorporated under the laws of the state of Nevada on March 28, 1995 under the name of Truco, Inc. The shareholders approved a name change on March 22, 1996, March 18, 1997, September 13, 1999, October 3, 2000, April 23, 2003 and February 27, 2007 to Web Tech, Inc., Cynergy, Inc., Mercantile Factoring Credit Online Corp., Incitations, Inc., Osprey Gold Corp. and to its present name, respectively.

The Company has specialized in acquiring and consolidating large, exploration-stage resource properties with near-term production potential and future growth through exploration discoveries. The Company’s acquisition and development emphasis was focused on properties containing gold and other strategic minerals located in Africa. The Company is currently not in the exploration stage, but was in “exploration stage” till June 30, 2011.

The Company formed and received a 99% ownership interest in GISOR SPRL (“GISOR”), a foreign subsidiary, during the last quarter of 2009 and domiciled in The Democratic Republic of the Congo. This subsidiary was formed solely for the purpose of acquiring mining rights. GISOR has not had significant business activities since its inception.

On June 25, 2012, the Company entered into a Share Purchase Agreement to sell all of the Company’s shares in GISOR in exchange for a reduction of a portion of the Company’s outstanding debt.  The Company sold 990 shares of common stock held in GISOR to a related party for $10,000.

On June 25, 2012, the Company entered into a Letter of Intent with Snoke Distribution Canada Ltd., a corporation existing under the laws of Ontario (“Snoke Distribution”), to acquire all of the outstanding common shares of Snoke Distribution through the issuance of 25 million common shares of the Registrant to the shareholders of Snoke Distribution.

On November 21, 2012, the Company closed the acquisition of Snoke Distribution through the issuance of 29,766,667 commons shares of the Registrant.

On November 21, 2012, the Company closed a private placement of $135,000 at a price of $0.05 per common share with a half warrant entitling the holder to acquire one common share of the Company at a price of $0.10 per share for a period of 6 months from the Merger date.

Prior to the acquisition, the Company was a mineral-property development company specializing in acquiring and consolidating mineral properties with production potential and future growth through its exploration activities and its discoveries. Acquisition and development emphasis was focused on properties containing gold and other strategic minerals that were located in Africa.

As a result of the closing of the acquisition of Snoke Distribution, our new business operations shall be conducted through our wholly-owned subsidiary, Snoke Distribution and our principal business is now that of Snoke Distribution.

Snoke Distribution – Current Business

Snoke Distribution is the holder of a Distribution Agreement with German manufacturer Ecoreal GmbH & Co. KG (the “Manufacturer”) for the exclusive rights to distribute all Snoke electronic cigarette (“e-cigarette”) products in North America, the United Kingdom, Mexico and the Caribbean (“Snoke Rights”). The Snoke Rights have a five year term, which automatically renews in perpetuity unless there is a breach of the Distribution Agreement or Snoke Distribution becomes insolvent. Under this agreement, Snoke Distribution has a minimum purchase requirement of 1,200,000 disposable units for the first period ending March 31, 2013.  Thereafter, a minimum increase of 10% will occur on the minimum purchase quantities. Additionally, there are minimum purchase quantities to be set for Premium Sets and Packs of 4 Caps for which a formal commitment will be agreed upon after March 1, 2013, during the 2nd period of the contract.  The Manufacturer has also committed to invest 6% of Snoke Distribution’s annual purchases to fund marketing campaigns of Snoke Distribution and to pay for 50% of all trade show costs.

The Snoke e-cigarette was invented by leading German Oncologist Dr. Jürgen Ruhlmann. It is the only e-cigarette manufactured in Germany and is done so to the GMP2000 pharmaceutical standard. Snoke comes in both a premium version, which is rechargeable, and a disposable version that is the equivalent of approximately 1.5 to 2 packages of traditional cigarettes. SNO-Caps, the inhaled flavor packages inside the Snoke tip, are available in nicotine and non-nicotine and come in a range of pleasant flavors:  tobacco, tobacco mild, mint, menthol, coffee, espresso, chocolate, vanilla, apple, cherry, green-tea, and energy.

The e-cigarette solution delivers nicotine, simulates the taste of tobacco and or other flavors while emulating the act of smoking by means of “smoke like” discharge of vapour through a chemical process.

Snoke is a replacement for traditional cigarettes allowing smokers to reproduce the smoking experience. Snoke is not a smoking cessation device. E-cigarettes do not burn tobacco. When the smoker inhales the e-cigarette, a vacuum inside the product triggers a micro switch that activates a heating spiral in turn vaporizing the contained liquid. The product then dispenses a vapor that replicates smoke containing the taste and the nicotine. Not all SNO-Caps contain nicotine which allows users to replicate the smoking experience nicotine free.

Snoke is a high quality e-cigarette product manufactured in Germany to a pharmaceutical standard and is considered to be much safer than smoking traditional tobacco cigarettes.  There is currently much concern in the marketplace with many of the competitor brands that are manufactured in China and the fact that consumers question the manufacturing standards and requisite regulatory controls. To the Company’s knowledge, Snoke is only e-cigarette brand to use Polyethylene glycol (PEG), a certified non-toxic ingredient by the World Health Organization, and contains only 3 ingredients. Snoke e-cigarettes use well manufactured German batteries that have a shelf life of approximately 3 years.

Typically, products manufactured in China contain at least 5 ingredients all including Propylene glycol, some even containing the toxic substance Glysorol. These products also use a battery sourced from China with a typical shelf life of approximately 6 months to 1 year.

Market Analysis (U.S.)

Traditional cigarette smoking generates approximately $100 billion per year for the industry. The market is consolidated with three players capturing nearly 85% of the total product sales which was more than 303 billion cigarettes in 2010. The three key players are Altria Group, Inc., Reynolds American, Inc. and Lorillard, Inc. Although the industry has declined 0.6% from 2006 to 2011, the 63 million smoker base in the United States provides a very stable flow of revenues to the market.

With the overall market in decline, the smokeless tobacco sub-sector is small but quickly-growing. In 2011, smokeless tobacco products grew by 5% in total tobacco volume compared to the 3.5% decline in traditional cigarette volume. Nicotine Replacement Therapies (NRT), a remedial administration of nicotine, have helped smokers avoid many of the harmful effects caused by traditional smoking. Emergence of these new remedial products has generated revenues of more than $1 billion annually since their release in 1992. These therapies include patches, sprays, gum and lozenges.

The e-cigarette market has gained traction with many consumers as a replacement to traditional cigarettes, more so than other forms on smokeless products. E-cigarette revenues are estimated to be $200 to $500 million annually and are expected to grow to $1 billion within a few years. Currently, the e-cigarette market is flooded with low quality products that are predominantly mass produced in China. This provides an opportunity for e-cigarette brands that yield stronger quality products to evolve into a premium supplier to the market. A number of brands have started incorporating partial US ingredients or have set up turnkey assembly plants. There are few brands that have opted to fully produce their products in highly regulated environments and entirely in a first world country.

On April 24, 2012, Lorillard Inc. was the first key market player to acquire an e-cigarette subsidiary. Lorillard purchased Blu Ecigs for $135 million in cash, positioned as a strategic tuck in acquisition. Over the next few years, the e-cigarette industry could face significant reorganization and consolidation.

Competition

The e-cigarette industry is highly fragmented and competitive. The industry also faces competition from traditional tobacco companies. Barriers to entry in the e-cigarette business are low as many competitors have outsourced production to China. Many of the brands available in the market have little differentiation and distributed through the same channels. In order to succeed, brands are dependent on a well thought out and executed advertising and marketing campaign to build brand awareness.

Brands that source products from manufacturers based in China have recently been the source of many safety concerns and recalls. Certain Chinese manufacturers have lax regulatory, quality control and safety standards. Should these Chinese manufacturers continue to draw public criticism for exporting questionably unsafe products, many of the brands associated with them may be adversely and materially affected as their supply chains may be forced to shut down or seized by customs agencies. In addition, many of these brands do not presently carry product recall insurance and do not hold adequate coverage to claims pertaining to liabilities arising with some Chinese manufacturers.

E-cigarette brands are using two main methods to distribute products: online and retail locations. Online distribution strategies are typically focused on generating recurring purchases through loyalty rewards programs and home delivery plans. Many brands offer a portfolio of accessories targeting online customers that wish to customize their products. Retail distribution strategies are focused on the sale of disposable products to capture one time purchases and increase brand awareness. Offering a disposable solution that is easily available in retail locations, brands hope to attract new users to premium re-usable product offerings.

With many of our competitors committed to Chinese supply chains, we feel there are significant market opportunities moving forward. For example, the Company’s products are manufactured in Germany and backed by our manufactures product liability insurance, set forth in the Exclusive Distribution Agreement, in the amount of 5 million Euros. The Company has also undertaken an additional $5 million in product liability insurance.

Snoke products have a competitive advantage in a relatively new industry that is experiencing significant growth:

●	Only German manufactured e-cigarette.
●	Manufactured to pharmaceutical standards (GMP 2000 Standard).
●	Flavoring is produced by world-renowned flavoring company Wild Flavors.
●	World-wide Product Liability Insurance (such insurance not always available for competitors due to unreliable product standards).
●	Approved by independent laboratories, doctors and professors (certified in Germany)
●	Stylish design with both “disposable” and “premium” products.

Advantages of “Snoking” over Smoking:

●	The pharmaceutical nicotine is ultrapure.
●	Allows for individual dosing.
●	No smoke is inhaled which can reduce diseases related to tobacco-burning and inhalation.
●	No disruption and inconveniences to non-smokers.

Sales and Marketing

The Company will initially focus on the distribution of the disposable Snoke product to large networks of retail and convenience stores. Focusing on trade shows and working with large buying groups and retail chains, the Company is focused on providing “test” orders for the product to get the Snoke product line in locations across North America. Distribution channels would include: retail chains, wholesale trade, pharmacies, gas stations, hotels, industrial customers, clubs, casinos and duty free. In order to emerge as an industry leader and a premier e-cigarette brand, the Company plans to engage a number of marketing firms to propose a sophisticated marketing plan with a launch scheduled for the first quarter of calendar year 2013.

The Snoke premium product will be distributed primarily through online sales channels. This distribution method will cater to serving the Company’s loyal repeat customer base by providing easier access to recurring purchases of SNO-Cap flavour cartridges. The online distribution model for recurring product purchases will eliminate the intermediary wholesalers allowing the Company to have full control over customer service and allow the Company to provide customers with a monthly subscription program. Direct contact with the end user will increase customer loyalty to the Snoke brand and ideally result in minimal churn of our premium product customer base.

A sophisticated marketing plan is being developed to build brand awareness and ramp up sales quantities. Execution of the marketing plan is essential to the success of the Snoke brand. Management plans to recruit two additional directors with proven experience and skills in marketing, distribution and retailing to ensure proper development and execution of the marketing strategy.

Products

The Snoke e-cigarette was invented by leading German Oncologist Dr. Jürgen Ruhlmann. It is the only e-cigarette manufactured in Germany and is done so to the GMP2000 pharmaceutical standard. Snoke comes in both a premium version, which is rechargeable, and a disposable version that is the equivalent of approximately 1.5 to 2 packages of traditional cigarettes. SNO-Caps, the inhaled flavor packages inside the Snoke tip, are available in nicotine and non-nicotine and come in a range of pleasant flavors:  tobacco, tobacco mild, mint, menthol, coffee, espresso, chocolate, vanilla, apple, cherry, green-tea, and energy.

Product Highlights:

●	Snoke is a premium lifestyle product with a sophisticated design.
●	Snoke is available in a “Premium” rechargeable product and a “Disposable” product.
●	Snoke is considered to be an alternative to conventional tobacco cigarettes.
●	Snoke provides authentic smoking pleasure without the harmful toxins given off by burning tobacco and tar.
●	Certified natural and nature-identical flavours provide a great tasting product that is completely “Made in Germany.”
●	Snoke Flavor Caps (SNO-Caps) are available with nicotine and without nicotine in 12 different flavors.
●	All SNO-Caps are filled with German pharmaceutical grade products.
●	Snoke is produced in recognized German laboratories and dispensed by pharmacists that are compliant with DIN ISO 9001:2000 and GMP 2000 quality standards.
●	The Snoke product can be used anywhere and everywhere, even in places where conventional cigarettes are banned such as work, travel or leisure.

The Snoke “Premium” Set is a high end rechargeable and reusable product kit that includes the following:

●	Snoke “Premium” e-cigarette;
●	Carrying case;
●	Replacement battery;
●	Wall charger (110V);
●	USB-adapter;
●	5 SNO-Caps.

SNO-Caps are the inhaled flavor packages inside the tip of the device that are available with or without nicotine. SNO-Caps are cartages specifically designed for the Snoke premium e-cigarette that is available in a range of 12 pleasant flavors: tobacco, tobacco mild, mint, menthol, coffee, espresso, chocolate, vanilla, apple, cherry, green tea, and energy.

The Snoke Single Use is a “Disposable” e-cigarette sold in a wholesale 20 pack display to retailers and distributers. Each single use product is equivalent to 1.5 to 2 packages of traditional cigarettes. Each disposable product is sold and packaged in a hard tube shell.

Patents

Snoke Distribution does not own the patents and proprietary rights to Snoke products.

Government Regulations

United States Food and Drug Administration (the “FDA”) is permitted to regulate e-cigarettes as “tobacco products” under the Family Smoking Prevention and Tobacco Control Act of 2009 (the “Tobacco Control Act”), based on the December 2010 U.S. Court of Appeals for the D.C. Circuit’s decision in Sottera, Inc. v. Food & Drug Administration, 627 F.3d 891 (D.C. Cir. 2010). Furthermore, the FDA is not permitted to regulate e-cigarettes as “drugs” or “devices” or a “combination product” under the Federal Food, Drug and Cosmetic Act unless marketed for therapeutic purposes.

Since the Company does not market e-cigarettes for therapeutic purposes, Snoke products containing nicotine are subject to being classified as “tobacco products” under the Tobacco Control Act. Although the FDA is prohibited from issuing regulations banning all cigarettes or all smokeless tobacco products, or requiring the reduction of nicotine yields of a tobacco product to zero, the Tobacco Control Act grants the FDA broad authority to impose restrictions over the manufacture, sale, marketing and packaging of tobacco. Furthermore, The FDA is required to issue future regulations regarding the promotion and marketing of tobacco products sold or distributed over the internet, by mail order or through other non-face-to-face transactions in order to prevent the sale of tobacco products to minors.

The Tobacco Control Act also requires an establishment of a Tobacco Products Scientific Advisory Committee to provide advice, information and recommendations with respect to the safety, dependence or health issues related to tobacco products.

Like traditional cigarettes and other tobacco products, e-cigarettes contain nicotine, a highly addictive substance. With a growing e-cigarette market in the United States, the FDA may mandate e-cigarettes to be classified as tobacco products regulated under the Tobacco Control Act, in effect, requiring the Company to reformulate, recall and/or discontinue certain current and future products. There can be no assurance that the Company will be in total compliance, remain competitive, or financially able to meet future requirements and regulations imposed by the FDA. In addition, failure to comply with the Tobacco Control Act and with FDA regulatory requirements could result in significant financial penalties and could have a material adverse effect on our business, financial condition and results of operations and ability to market and sell our products.

State and local governments currently legislate and regulate tobacco products, including what is considered a tobacco product, how tobacco taxes are calculated and collected, to whom tobacco products can be sold and by whom, in addition to where tobacco products, specifically cigarettes may be smoked and where they may not. Certain municipalities have enacted local ordinances which preclude the use of e-cigarettes where traditional tobacco burning cigarettes can not be used and certain states have proposed legislation that would categorize e-cigarettes as tobacco products, equivalent to their tobacco burning counterparts. If these bills become laws, e-cigarettes may lose their appeal as an alternative to traditional cigarettes; which may have the effect of reducing the demand for the Company’s products and as a result have a material adverse effect on our business, results of operations and financial condition.

The Company may be required to discontinue, prohibit or suspend sales of our products to States that require us to obtain a retail tobacco license. If the Company is unable to obtain certain licenses, approvals or permits and if we are not able to obtain the necessary licenses, approvals or permits for financial reasons or otherwise and/or any such license, approval or permit is determined to be overly burdensome to us then we may be required to cease sales and distribution of our products to those states, which would have a material adverse effect on our business, results of operations and financial condition.

As a result of FDA import alert 66-41 (which allows the detention of unapproved drugs promoted in the U.S.), U.S. Customs has from time to time temporarily and in some instances indefinitely detained products sent to us by our German manufacturer. If the FDA modifies the import alert from its current form which allows U.S. Customs discretion to release our products to us, to a mandatory and definitive hold we will no longer be able to ensure a supply of saleable product, which will have material adverse effect on our business, results of operations and financial condition.

At present, neither the Prevent All Cigarette Trafficking Act (which prohibits the use of the U.S. Postal Service to mail most tobacco products and which amends the Jenkins Act, which would require individuals and businesses that make interstate sales of cigarettes or smokeless tobacco to comply with state tax laws) nor the Federal Cigarette Labeling and Advertising Act (which governs how cigarettes can be advertised and marketed) apply to e-cigarettes. The application of either or both of these federal laws to e- cigarettes would have a material adverse effect on our business, results of operations and financial condition.

Tobacco industry expects significant regulatory developments to take place over the next few years, driven principally by the World Health Organization’s Framework Convention on Tobacco Control (“FCTC”). The FCTC is the first international public health treaty on tobacco, and its objective is to establish a global agenda for tobacco regulation with the purpose of reducing initiation of tobacco use and encouraging cessation. Regulatory initiatives that have been proposed, introduced or enacted include:

●	the levying of substantial and increasing tax and duty charges;
●	restrictions or bans on advertising, marketing and sponsorship;
●	the display of larger health warnings, graphic health warnings and other labeling requirements;
●	restrictions on packaging design, including the use of colors and generic packaging;
●	restrictions or bans on the display of tobacco product packaging at the point of sale, and restrictions or bans on cigarette vending machines;
●	requirements regarding testing, disclosure and performance standards for tar, nicotine, carbon monoxide and other smoke constituents levels;
●	requirements regarding testing, disclosure and use of tobacco product ingredients;
●	increased restrictions on smoking in public and work places and, in some instances, in private places and outdoors;
●	elimination of duty free allowances for travelers; and
●	encouraging litigation against tobacco companies.

If e-cigarettes are subject to one or more significant regulatory initiates enacted under the FCTC, our business, results of operations and financial condition could be materially and adversely affected.

Employees

The Company currently has 11 employees. Responsible for day-to-day operations and sales, the Company has 7 employees based in the United States. The Company also has 4 employees based in Ontario, Canada that are responsible for financial reporting and financing activities.

RISK FACTORS

In addition to other information in this Current Report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

Company’s ability to continue as a going concern is dependent on the ability to further implement its business plan, raise capital, and generate revenues.

The time required for the Company to become profitable from operations is highly uncertain, and the Company cannot assure you that it will achieve or sustain operating profitability or generate sufficient cash flow to meet its planned capital expenditures. If required, the Company’s ability to obtain additional financing from other sources also depends on many factors beyond its control, including the state of the capital markets and the prospects for its business. The necessary additional financing may not be available to the Company or may be available only on terms that would result in further dilution to the current owners of its common stock.

The Company cannot assure that it will generate sufficient cash flow from operations or obtain additional financing to meet its obligations. Should any of these events not occur, its financial condition will be adversely affected.

Company’s new line of business has a limited operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.

We are a development stage company with limited operating results to date. Since we do not have an established operating history or regular sales as of yet, you will have no basis upon which to evaluate our ability to achieve our business objectives.

The absence of any significant operating history for us makes forecasting our revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of the absence of any operating history for us, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to promote and sell our products. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. There can be no assurance that at this time that we will operate profitably or will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

●	competition;
●	ability to anticipate and adapt to a competitive market;
●	ability to effectively manage expanding operations; amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and
●	dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

Dependence on our management, without whose services, the Company's business operations could cease.

At this time, our management is wholly responsible for the development and execution of our business plan. Our management is under no contractual obligation to remain employed by us, although they have no present intent to leave. If our management should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Lack of additional working capital may cause curtailment of any expansion plans while the raising of capital through a sale of equity securities would dilute existing shareholders' percentage of ownership.

Our available capital resources may not be adequate to fund our working capital requirements. Any shortage of capital could affect our ability to fund our working capital requirements to sustain operations. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations.

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our success is substantially dependent on general economic conditions and business trends, particularly concerning the demand for lifestyle products. A downturn of which could adversely affect our operations.

The success of our operations depends to a significant extent upon a number of factors relating to personal and business spending. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customers and their continued willingness to purchase our products in the future. An overall decline in the demand for lifestyle products could cause a reduction in our sales and the Company could face a situation where it is unable to achieve sales and thereby be forced to cease operations.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with 11 employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

We incur costs associated with SEC reporting compliance.

We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorney’s fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $18,000 per month. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. While we believe that our internal controls are adequate for our current level of operations, we believe that we may need to employ accounting additional staff as our operations ramp up. We have appointed an outside director as Audit Chair, however there is no guarantee that actions undertaken by the Audit Committee will be adequate or successful or that such improvements will be carried out on a timely basis. If, in the future, we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

We do not intend to pay cash dividends in the foreseeable future.

On January 17, 2008, the Board of Directors declared a cash dividend to its common stock Shareholders of Record on February 4, 2008 in the amount of $0.035 per share of common stock, which was distributed on February 15, 2008. We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

There is currently no market for our securities and there can be no assurance that any market will ever develop or that our common stock will be listed for trading. Therefore, investors may be unable to liquidate their investments in our common stock.

The Company’s securities have been trading on the over-the-counter market until it was moved to Pink Sheets in February 2011, under the symbol “GLLA” as the trading activity was not sufficient for continuing to trade over the counter. The Company is a fully reporting OTC Markets company and trades on the OTC QB under the symbol “GLLA.” The Company’s offering in November 2012 was only available to accredited investors. The Company's stock has not been approved for trading on any exchange and the Company has not contacted any market makers about applying on behalf of the Company. Therefore, there has not been any established trading market for our common stock and there is currently no market for our securities. Even if we are ultimately approved for trading on an exchange, there can be no assurance as the prices at which our common stock will trade if a trading market develops, of which there can be no assurance. Until an orderly market develops, (if ever) in our common stock, or that a regular trading market can be sustained. In the absence of a trading market, there can be no assurance that investors will be able to liquidate their investments.

Our common stock is subject to the Penny Stock Regulations.

Once it commences trading (if ever) our common stock could be subject to the SEC's "penny stock" rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our common stock currently has no "market price" and when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the `penny stock` rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock is illiquid and may in the future be subject to price volatility unrelated to our operations.

Our common stock has no market price and, if and when a market price is established, could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock (if and when a market price is established) and could impair our ability to raise capital through the sale of our equity securities.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

RISKS RELATED TO OUR BUSINESS

The Company will be reorganized as a start-up.

The Company is reorganizing to engage in a new and different business. If successful, of which there is no assurance, the newly reorganized business, will still be deemed to be a start-up company. The Company expects to incur significant operating expenses to bring Snoke products to the market, and there can be no assurance that the Company will be able to validate and market products in the future that will generate revenues or that any revenues generated will be sufficient to become profitable or thereafter maintain profitability.

A lack of diversification will increase the risk of an investment in the Company. Results of operations and financial condition may deteriorate if the Company fails to diversify.

The Company’s new business focus will initially be in the lifestyle products industry as a distributor to the consumer goods market. Larger companies have the ability to manage their risk by diversification. However, the Company lacks diversification, in terms of both the nature and geographic scope. As a result, the Company will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than if the Company were more diversified, enhancing the risk profile. If the Company cannot diversify or expand operations, our financial condition and results of operations could deteriorate.

The Company’s business is particularly dependent on the market for e-cigarettes and demand for lifestyle products.

A growth in the demand for e-cigarettes will be essential to the expansion of the Company’s business. Results of operations may be adversely affected by decreases in the general level of economic activity and the demand for lifestyle products. Decreases in consumer spending that may result from the current global economic downturn may weaken demand for the Company’s products.

The Company is dependent on its Directors to manage and operate the business.

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to maintain its daily operations. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain the future development of the business. In part, the Company’s success is largely dependent on the continued service of the members of the management team, who are critical in establishing corporate strategies, focus and future growth. The Company’s success will depend on the ability to attract and retain a qualified and competent management team in order to manage operations. Therefore, the Company’s operations may be severely disrupted, and may incur additional expenses to recruit and retain new officers. In addition, if any of the Company’s executives join a competitor or forms a competing business, the Company may lose existing customers.

Management has no experience in the e-cigarette industry.

The Company’s management team has no experience in the e-cigarette and tobacco industries, which could impair the Company’s ability to comply with legal and regulatory requirements. There can be no assurance that the management team will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal and regulatory compliance imposed by such laws and regulations. Failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of the Company’s operations.

The market for e-cigarette products is relatively new and emerging. If the market develops more slowly or differently than the Company expects, the business, growth prospects and financial condition would be adversely affected.

The market for e-cigarettes and smokeless tobacco products is relatively new and many may not achieve or sustain high levels of demand and market acceptance. While traditional tobacco products are well established and revenue from traditional cigarette sales represent a substantial majority of total industry revenue, smokeless tobacco products and e-cigarettes only represent a small portion of the industry. The can be no assurance that e-cigarettes become widely adopted, or the market for smokeless products develop as the Company expects. If the market for e-cigarettes develops more slowly, or differently than expected, the business, growth prospects and financial condition would be adversely affected. In addition, if the Company fails to successfully market, brand and bring the products to market, the business could face material adverse effects.

The Company may experience intense competition in the industry.

The market for the Company’s products is very competitive and subject to rapid technological change and regulatory requirements. There can be no assurance that the Company will be in a stronger position to respond quickly to potential acquisitions and other market opportunities, new or emerging technologies and changes in customer requirements. The e-cigarette industry competes with respect to brand recognition, brand loyalty, product quality, customer service and price. Market disruption will be caused when new products or brands are able to differentiate from the market. Failure to maintain and enhance the Company’s competitive position could materially adversely affect the business and prospects.

The Company will also face indirect competitors such as the traditional tobacco companies offering cigarettes, Nicotine Replacement Therapies (NRT) and smokeless tobacco products. It is likely that these companies will enter the market as the e-cigarette industry grows. There can be no assurance that the Company will be able to compete successfully against any of these traditional tobacco players and smaller competitors, some of whom have greater resources, capital, industry experience, market penetration or developed distribution networks.

Conventional tobacco sales have been declining, which could have a material adverse effect on the Company.

Conventional tobacco sales, in terms of volume, have been declining in the US as a result of many regulatory restrictions, increased awareness in smoking cessation and a general decline in social acceptability of smoking. Although the e-cigarette industry is growing rapidly, it represents a small portion of the overall tobacco industry. A continual decline in tobacco sales could adversely affect the growth of the e-cigarette niche, which could have a material adverse effect on the business, results of operations and financial condition.

The Company competes with foreign importers who do not comply with government regulations.

The Company faces competition from foreign sellers of e-cigarettes who may illegally ship their products into the United States for direct delivery to customers. These market participants will not have the added cost and expense of complying with U.S. regulations and taxes and as a result will be able to offer their products at a more competitive price, potentially allowing them to capture a larger market share. Moreover, should the Company be unable to sell certain products during any regulatory approval process, there can be no assurances that the Company will be able to recapture those customers lost to foreign domiciled competitors during any “blackout” periods, during which the Company is unable to sell its products. This competitive disadvantage may have a material adverse effect on the business, results of operations and our financial condition.

The Company is substantially dependent on a third party. The Company’s sustained operations are materially dependent on the Exclusive Distribution Agreement.

The Company is substantially dependent on Ecoreal GmbH & Co. KG, the German manufacturer of the Snoke product line. Because the Company is a distributer of Snoke products, stated in the Exclusive Distribution Agreement, the Company’s success depends on the Manufacturer’s ability to deliver products to us on a timely basis to meet operational needs. Changes in business conditions, wars, governmental changes and other factors beyond the Company’s control which are not presently anticipated, could affect the Manufacturer’s ability to meet the Company’s needs. Furthermore, if the Company experiences significant growth and demand for Snoke products, there can be no assurance that the additional supply of products will be available in a timely manner. Loss of the Manufacturer, or the disruption in the supply of products could have a material adverse effect on existing relationships with customers and distribution networks.

The Company has limited protection of the Exclusive Distribution Rights.

The Company currently has an exclusive right to distribute all Snoke e-cigarette products in North America, the United Kingdom, Mexico and the Caribbean for a five year term, which automatically renews in perpetuity unless there is a breach of the Distribution Agreement or Snoke Distribution becomes insolvent. Any breach of the Distribution Agreement, or an act of terminating cause, could lead to the loss of the Company’s exclusive distribution rights, for the respective jurisdictions which the Company operates, that could have a material adverse effect on the business, results of operations and financial condition.

Warranty claims, product liability claims and product recalls could harm the business, results of operations and financial condition.

The Company’s is inherently exposed to potential warranty and product liability claims, in the event that the Company’s products fail to perform as expected or such failure of our products results, or is alleged to result, in bodily injury or property damage (or both). Such claims may arise despite the Manufacturer’s quality controls, proper testing and instruction for use of our products, either due to a defect during manufacturing or due to the individual’s improper use of the product. In addition, if any of the Company’s designed products are, or are alleged, to be defective, then the Company may be required to participate in a recall.

The Manufacturer, as set forth in the Exclusive Distribution Agreement, has placed Snoke Distribution on their Product Liability Policy in the amount of 5 million Euros. In addition, Snoke Distribution has taken out an additional Product Liability Policy in the amount of $5million.

The tobacco industry in general has historically been subject to frequent product liability claims. As a result, the Company may experience product liability claims from the marketing and sale of e-cigarettes. Any product liability claim brought against the Company, with or without merit, could result in:

●	liabilities that substantially exceed our product liability insurance, which we would then be required to pay from other sources, if available;
●	an increase of our product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, or at all;
●	damage to our reputation and the reputation of our products, resulting in lower sales;
●	regulatory investigations that could require costly recalls or product modifications;
●	litigation costs; and
●	the diversion of management’s attention from managing our business.

Any one or more of the foregoing could have a material adverse effect on the business, results of operations and financial condition.

The Company does not own the patents and intellectual property rights on the products that our business distributes.

The Company does not own the patents and proprietary rights to Snoke products. Any failure on the Manufacturer’s behalf to protect the proprietary rights adequately could result in our competitors offering similar products, potentially resulting in the loss of the Company’s competitive advantage and a decrease in revenue, which would adversely affect the business, prospects, financial condition and operating results. The Company’s success depends, at least in part, on the Manufacturer’s ability to protect the core technology and intellectual property. There is no assurance that third party lawsuits alleging the Company’s infringement of patents, trade secrets or other intellectual property rights could not have a material adverse effect on the business, results of operations and financial condition.

The Company may be required to obtain the approval of various government agencies to market products.

E-cigarettes are new to the marketplace and may be subject to regulation as a tobacco product and possibly as a drug and drug device if marketed using therapeutic claims. Most e-cigarettes are sold as a means of delivering nicotine to the body. The Food and Drug Administration (“FDA”) is the regulatory agency which oversees tobacco products; however at present it is unclear what, if any regulatory process is required to import, market, manufacture and or distribute e-cigarettes. To date the FDA has not established a definitive policy regulating e-cigarettes.

The Company’s products are subject to product safety regulations by federal, state, and local organizations. Accordingly, the Company may be required, or may voluntarily determine to, obtain approval of our products from one or more of the organizations engaged in regulating product safety. These approvals could require significant time and resources from the Company’s technical staff, and, if redesign were necessary, could result in a delay in the introduction of our products in various markets or ultimately require the Company to exit from that market as there is little control of the manufacturing processes. There can be no assurance that the Company will obtain any or all of the approvals that may be required to market our products, or come to an agreement with the Manufacturer to redesign the product if necessary.

The regulation of cigarettes by the Food and Drug Administration may materially adversely affect the Company.

In June 2009, the U.S. Congress passed, and the President signed into law, the Family Smoking Prevention and Tobacco Control Act that grants the FDA authority to regulate tobacco products. The legislation:

●
established a Tobacco Products Scientific Advisory Committee to, among other things, evaluate the issues surrounding the use of menthol as a flavoring or ingredient in cigarettes and issue a nonbinding recommendation to the FDA regarding menthol by March 23, 2011;

●	grants the FDA the regulatory authority to consider and impose broad additional restrictions through a rule making process, including a ban on the use of menthol in cigarettes;
●	requires larger and more severe health warnings, including graphic images, on packs, cartons and advertising;
●	bans the use of descriptors on tobacco products, such as “low tar” and “light”;
●	requires the disclosure of ingredients, additives and constituents to consumers;
●	requires pre-market approval by the FDA of all new products, including substantially equivalent products;
●	requires pre-market approval by the FDA for claims made with respect to reduced risk or reduced exposure products;
●	allows the FDA to require the reduction of nicotine or any other compound in cigarettes;
●	allows the FDA to mandate the use of reduced risk technologies in conventional cigarettes;
●	allows the FDA to place more severe restrictions on the advertising, marketing and sales of cigarettes; and
●	permits possible inconsistent state and local regulation of the advertising or promotion of cigarettes by providing an exception to certain federal preemption of such regulation.

The legislation also permits the FDA to impose restrictions regarding the use of menthol in cigarettes. The Company believes that such regulations imposed on our business could have a material adverse effect or even prevent the sale of the Company’s products.

The Company may be subject to litigation in the ordinary course of business.

From time to time, the Company may be subject to various legal proceedings and claims, either asserted or unasserted. Any such claims, whether with or without merit, could be time-consuming and expensive to defend and could divert management's attention and resources. There can be no assurance that the outcome of future litigation, if any, will not have a material adverse effect on the business, results of operations and financial condition.

The Company may become dependent on foreign sales to maintain operations.

If the FDA or other state or federal government agencies restrict or prohibit the sale e-cigarettes in the US, in part or in whole, the Company’s ability to maintain operations will become dependent on the ability to successfully commercialize products and brands in foreign jurisdictions where our product can be sold in accordance to the Exclusive Distribution Agreement. The Company’s inability to establish distribution in foreign jurisdictions, specifically those that allow for the sale of e-cigarettes will deprive the Company of the operating revenue that may be required to fund any domestic regulatory approvals to maintain our business operations.

The Company’s products face intense media attention and public pressure.

E-cigarettes are new to the marketplace and since its introduction, certain members of the media, politicians, government regulators and advocate groups, including independent medical physicians have called for an outright ban of all e-cigarettes, pending regulatory reviews and a demonstration of safety. A partial or outright ban would have a material adverse effect on the business, results of operation and financial condition.

The Company may be exposed to foreign currency risk.

Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The Company purchases 100% of its inventory in USD from a foreign country. In the event that inventory will have to be purchased in a foreign currency, the Company may be exposed to foreign currency risk as the Company does not use derivative financial instruments to reduce exposure.

If a recession were to occur, it may have a material adverse effect on the Company.

Many economists are now predicting that the United States and, possibly, the global economy, may enter into a deeper recession as a result of the credit crisis and a variety of other factors. If a deeper recession were to occur, lifestyle product distributors would likely experience a decline in sales. As a result, if a recession were to occur, it would likely have a material adverse effect upon the business, operating results and financial condition.

RISKS RELATED TO OUR COMMON STOCK

There is no predictable method by which investors in the securities of the Company shall be able to realize any gain or return on their investment in the Company, or shall be able to recover all or any substantial portion of the value of their investment.  There is, currently no public market for the securities of the Company, and no assurance can be given that a market will develop or that an investor will be able to liquidate his investment without considerable delay, if at all. Consequently, should the investor suffer a change in circumstances arising from an event not contemplated at the time of his investment, and should the investor therefore wish to transfer the common stock owned by him, he may find he has only a limited or no ability to transfer or market the common stock. Accordingly, purchasers of the common stock need to be prepared to bear the economic risk of their investment for an indefinite period of time. If a market should develop, the price may be highly volatile. Factors such as those discussed in this “Risk Factors” section may have a significant impact upon the market price of the securities of the Company. Owing to what may be expected to be the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities.

Even if an investor finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans. The Company has no agreement with any securities broker or dealer that is a member of the National Association of Securities Dealers, Inc., to act as a market maker for the Company’s securities. Should the Company fail to obtain one or more market makers for the Company’s securities, the trading level and price of the Company’s securities will be materially and adversely affected. Should the Company happen to obtain only one market maker for the Company’s securities, the market maker would in effect dominate and control the market for such securities. The Company’s registered securities are covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written, agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and also may affect the ability of investors in securities of the Company to sell their securities in any market that might develop therefore.

Of the currently issued and outstanding shares of common stock of the Company, approximately 16,585,000 shares (approximately 26.77% of the total number of shares outstanding) are owned by, or are under the direct or indirect control of Company insiders. That number of shares is enough to dominate and control the price and trading volume in the Company’s securities. Because those shares are controlled by such a limited number of persons, selling decisions can be expected to have a substantial impact upon (or “overhang” over) the market, if any, for the common stock. Any sale of a large number of shares over a short period of time could significantly depress the market price of the common stock.

The majority of the Company’s authorized but un-issued common stock remains un-issued. The board of directors of the Company has authority to issue such un-issued shares without the consent or vote of the stockholders of the Company. The issuance of these shares may dilute the interests of investors in the securities of the Company and will reduce their proportionate ownership and voting power in the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information and financial data discussed below is derived from the audited financial statements of Snoke Distribution Canada Ltd. for the period from inception on November 29, 2011 to March 31, 2012 and the unaudited financial statements of Snoke Distribution for the 6 month period ended September 30, 2012. The financial statements of Snoke Distribution were prepared and presented in accordance with United States generally accepted accounting principles and are expressed in Canadian Dollars. The information and financial data discussed below is only a summary and should be read in conjunction with the financial statements and related notes of Snoke Distribution contained elsewhere in this Current Report, which fully represent the financial condition and operations of Snoke Distribution, but which are not necessarily indicative of future performance. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Current Report.

All amounts within this Management’s Discussion and Analysis are expressed in Canadian Dollars unless otherwise noted.

The following discussion and analysis relates to the results of Snoke Distribution Canada Ltd., our wholly-owned subsidiary, only and should be read in conjunction with the financial statements and the related notes thereto and other financial information contained elsewhere in this Form 8-K. Please see our unaudited pro forma combined financial information of Gilla Inc. and its subsidiaries filed elsewhere in this current report. For a discussion and analysis related to the results of Gilla Inc., please see our Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 30, 2012, and Form 10-Q for the quarter ended September 30, 2012 filed with the SEC on November 14, 2012.

Overview

Snoke Distribution was incorporated under the laws of the Province of Ontario on November 29, 2011. The registered office of Snoke Distribution is located at 121 Lyndhurst Drive, Thornhill, Ontario, L3T 6R6. The consolidated financial statements include the accounts of Snoke Distribution and those of its wholly owned subsidiary Snoke Distribution USA LLC, a company incorporated under the laws of the State of Florida on January 19, 2012.

Snoke Distribution is the holder of a Distribution Agreement with German manufacturer Ecoreal GmbH & Co. KG (the “Manufacturer”) for the exclusive rights to distribute all Snoke electronic cigarette (“e-cigarette”) products in North America, the United Kingdom, Mexico and the Caribbean (“Snoke Rights”). The Snoke Rights have a five year term, which automatically renews in perpetuity unless there is a breach of the Distribution Agreement or Snoke Distribution becomes insolvent. Under this agreement, Snoke Distribution has a minimum purchase requirement of 1,200,000 disposable units for the period ending March 31, 2013.  Thereafter, a minimum increase of 10% will occur on the minimum purchase quantities. Additionally, there are minimum purchase quantities to be set for Premium Sets and Packs of 4 Caps for which a formal commitment will be agreed upon after March 1, 2013, during the 2nd period of the contract.  The Manufacturer has also committed to invest 6% of Snoke Distribution’s annual purchases to fund marketing campaigns of Snoke Distribution and to pay for 50% of all trade show costs.

The Snoke e-cigarette was invented by leading German Oncologist Dr. Jürgen Ruhlmann. It is the only e-cigarette manufactured in Germany and is done so to the GMP2000 pharmaceutical standard. Snoke comes in both a premium version, which is rechargeable, and a disposable version that is the equivalent of approximately 1.5 to 2 packages of traditional cigarettes. SNO-Caps, the inhaled flavor packages inside the Snoke tip, are available in nicotine and non-nicotine and come in a range of pleasant flavors:  tobacco, tobacco mild, mint, menthol, coffee, espresso, chocolate, vanilla, apple, cherry, green-tea, and energy.

Recent Developments

On April 23, 2012, Snoke Distribution entered into an operating lease agreement for a rental property of 2,600 sq. ft in Hollywood, Florida, USA. The terms of this agreement are to be for a period of 2 years beginning May 1, 2012 and ending April 30, 2014 with payments made monthly and annual rent in year 1 of $37,800 and year 2 of $38,924 plus Florida sales tax of 7%. Snoke Distribution has the option to extend the lease 1 year for 3 consecutive years at 3% annual increase in rental amounts.

In May 2012, Snoke Distribution made its first purchase of inventory in the amount of US$325,000 and has provided a 50% deposit to the Manufacturer with the balance due on delivery.

On June 25, 2012 Snoke Distribution signed a letter of intent with Gilla Inc (“Gilla”) (An SEC registered shell public Company) whereby Gilla is to acquire all the issued and outstanding common shares of Snoke Distribution in exchange for common shares of Gilla.

On August 23, 2012, Graham Simmonds was appointed CEO and Eric Lowy was appointed Secretary of Snoke Distribution Canada Ltd.

On August 24, 2012, the directors of the Company approved the twenty five thousand-for-one stock split of the Company’s common shares.

Prior to September 30, 2012, Snoke Distribution raised $10,000 and issued 400,000 shares at $0.025 per share. In addition, Snoke Distribution received $61,000 being subscription for common shares at $0.03 per share. Subsequent to September 30, 2012, Snoke Distribution received $70,000 being subscription for common shares at $0.03 per share and issued 4,366,667 common shares at $0.03 per share for a total consideration of $131,000.

On November 21, 2012 Snoke Distribution closed its merger with Gilla whereby all the 29,766,667 common shares issued and outstanding of Snoke Distribution were acquired by Gilla in exchange for 29,766,667 common shares of Gilla.

Critical Accounting Policies

Basis of Preparation

The Company's consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles.

Basis of Consolidation

These consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiary Snoke Distribution USA LLC.  All inter-company accounts and transactions are eliminated in preparing the consolidated financial statements.

Income Taxes

Deferred tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

Foreign Currency Translation

The Company maintains its books and records in Canadian Dollars, the reporting currency. The Company’s subsidiary in the USA maintains their books in U.S. Dollars (the functional currency). The subsidiary’s financial statements are converted to Canadian Dollars for consolidation purposes. The translation method used is the current rate method. Under the current rate method all assets and liabilities are translated at the current rate, stockholders’ equity accounts are translated at historical rates and revenues and expenses are translated at average rates for the reporting period. Due to the fact that items in the financial statements are being translated at different rates according to their nature, a translation adjustment is created. This translation adjustment has been included in Accumulated Other Comprehensive Income (Loss). In the absence of any transactions and balances in books of the subsidiary for the period ended March 31, 2012, there is no translation adjustment reflected in these financial statements.

Earnings (Loss) Per Share

Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive). There were no common equivalent shares outstanding at March 31, 2012 that have been included in the diluted loss per share calculation as the effects would have been anti-dilutive.

Financial Instruments

Financial assets and financial liabilities are recognized in the statement of financial position when the Company has become party to the contractual provisions of the instruments.

The Company’s financial instruments consist of cash, accounts payable and accrued liabilities, loan from shareholder and loan payable.  The fair values of these financial instruments approximate their carrying values. Initial and subsequent measurement and recognition of changes in the value of financial instruments depend on their initial classification:

The three levels of the fair value hierarchy are:

●	Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities;

●	Level 2 - Observable Inputs other than quoted prices included in level 1 that are observable for the asset or liability either directly or indirectly; and

●	Level 3 - Inputs that are not based on observable market data.

Comprehensive income or loss

The Company reports comprehensive income or loss in its consolidated financial statements. In addition to items included in net income or loss, comprehensive income or loss will include items charged or credited directly to stockholders’ equity, such as foreign currency translation adjustments and unrealized gains or losses on available for sale marketable securities.

Property and Equipment

Property and Equipment are measured at cost less accumulated depreciation and accumulated impairment losses.  Costs include expenditures that are directly attributable to the acquisition of the asset.
Gains and losses on disposal of an item of property and equipment are determined by comparing the proceeds from disposal with the carrying amount of property, plant and equipment, and are recognized net within other income in statement of operations.

Going Concern

The financial statements included in our filings have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of our company as a going concern.  Snoke Distribution’s ability to continue as a going concern is dependent on the ability to further implement its business plan, raise capital, and generate revenues. Management recognizes that Snoke Distribution must generate additional resources and that it must successfully implement its business plan and achieves profitable operations. Snoke Distribution cannot assure that it will be successful in any of these activities. Should any of these events not occur, its financial condition will be adversely affected.

Results of Operations from inception on November 29, 2011 to March 31, 2012

Revenues

From the date of inception to March 31, 2012, Snoke Distribution did not generate any revenues.

Expenses

Snoke Distribution incurred administrative expense of $22,636, marketing expense of $55,852, vehicle expense of $7,981, interest expense of $807 and depreciation expense of $202 during the period leading to a net loss and comprehensive loss of $87,478.

Results of Operation for the six months ended September 30, 2012

Revenues

For the six month period ended September 30, 2012, Snoke Distribution did not generate any revenues.

Expenses

In the six month period ended September 30, 2012, Snoke Distribution incurred administrative expense of $144,388, marketing expense of $48,217, consulting expense of 135,670, vehicle expenses of $17,264, interest expense of $15,087 and depreciation expense of $50 during the period leading to a net loss of $360,676.

Snoke Distribution also incurred a foreign exchange translation adjustment for the period of positive $1,780 netting a comprehensive loss of $358,896.

Deposit for purchase of Inventory

A deposit in the amount of $162,239 was placed with the Manufacturer for a total inventory purchase US $325,000.  Per the terms of the distribution agreement, the Company does not take possession and title of the inventory until it has been paid in full and the Company acknowledges receipt at which time the balance of the payment will be due immediately.  Accordingly, the inventory was not shipped until after September 30, 2012 and therefore the Company has not taken possession and title of the inventory.

Liquidity and Capital Resources

For the period from Incorporation (November 29, 2011) to March 31, 2012

As at March 31, 2012, we had total assets of $1,086 consisting of cash of $78 and property and equipment of $1,008.  We had total liabilities of $88,464 consisting of accounts payable and accrued liabilities of $10,838, a shareholder loan of $57,618 and a loan payable of $20,008.

At March 31, 2012, Snoke Distribution had negative working capital of $87,378 and an accumulated deficit of $87,478.

Net cash flow from operating activities

From the date of inception to March 31, 2012, Snoke Distribution used $76,438 in operating activities to fund administrative and marketing activities.

Net cash flow from investing activities

From the date of inception to March 31, 2012, net cash used in investing activities was $1,210.  This amount was attributable to the purchase of equipment.

Net cash flow from financing activities

Net cash provided by financing activities for the period from date of inception to March 31, 2012 was $77,726; this was primarily provided by shareholder loans and promissory notes.

For the six month period ended September 30, 2012

As at September 30, 2012, we had total assets of $163,423 consisting of cash of $226, deposit for purchase of inventory of $162,239 and property and equipment of $958.  We had total liabilities of $538,697 consisting of accounts payable and accrued liabilities of $47,389, due to related parties of $132,920, a shareholder loan of $19,744 and a loan payable of $338,644.

During this period, $38,549 of shareholder loans were repaid.

At September 30, 2012, Snoke Distribution had negative working capital of $376,232 and an accumulated deficit of $448,154.

Net cash flow from operating activities

For the six month period ended September 30, 2012, Snoke Distribution used $339,967 in operating activities to fund administrative and marketing activities and to place a deposit of $162,239 to purchase inventory.

Net cash flow from investing activities

There were no investing activities for the six month period ended September 30, 2012.

Net cash flow from financing activities

Net cash provided by financing activities for the six month period ended September 30, 2012 was $338,335; this consisted of loans from non-related parties of $305,884, proceeds from issuance of shares of $10,000, share subscription pending allotment of $61,000 and a shareholder loan repayment of $38,549.

Satisfaction of Our Cash Obligations for the Next 12 Months

Based on Snoke Distribution’s current monthly expenses, management believes cash and cash equivalents on hand at September 30, 2012 will not be sufficient to meet the anticipated cash requirements for operations, funding our growth plans and repayment of debt obligations over the next few quarters.  As a result, Snoke Distribution has raised $70,000 since September 30, 2012 and intends continuing to raise additional funds either through issuance of notes payable or the sale of its shares.  No assurances can be made that these funds will be available on a timely basis or on terms acceptable to Snoke Distribution.

Off-Balance Sheet Arrangements

We have no off balance sheet arrangements.

Recent Accounting Pronouncements

In December 2011, the FASB issued ASU 2011-11 (ASU 2011-11), Disclosures about Offsetting Assets and Liabilities, which requires certain additional disclosure requirements about financial instruments and derivatives instruments that are subject to netting arrangements. The new disclosures are required for annual reporting periods beginning on or after January 1, 2013, and interim periods within those periods. The adoption of this update will not have an impact on the financial statements of the Company.

In July 2012, the FASB issued ASU 2012-02, "Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment," (ASU 2012-02). ASU 2012-02 amends the guidance in ASC 350-302 on testing indefinite-lived intangible assets, other than goodwill, for impairment by allowing an entity to perform a qualitative impairment assessment before proceeding to the two-step impairment test. If the entity determines, on the basis of qualitative factors, that the fair value of the indefinite-lived intangible asset is not more likely than not (i.e., a likelihood of more than 50 percent) impaired, the entity would not need to calculate the fair value of the asset. In addition, the ASU does not amend the requirement to test these assets for impairment between annual tests if there is a change in events or circumstances; however, it does revise the examples of events and circumstances that an entity should consider in interim periods. ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption being permitted. The Company is currently evaluating the effect that the provisions of ASU 2011-02 will have on the consolidated financial statements of the Company.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income (ASU 2011-05), which eliminates the option to present components of other comprehensive income (OCI) as part of the statement of changes in stockholders’ equity. The amendments in this standard require that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The standard does not change the current option for presenting components of OCI gross or net of the effect of income taxes, provided that such tax effects are presented in the statement in which OCI is presented or disclosed in the notes to the financial statements. Additionally, the standard does not affect the calculation or reporting of earnings per share. Subsequently, in December 2011, the FASB issued ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income (ASU 2011-12), which indefinitely defers the requirement in ASU 2011-05 to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement(s) where the components of net income and the components of OCI are presented. The amendments in these standards do not change the items that must be reported in OCI, when an item of OCI must be reclassified to net income, or change the option for an entity to present components of OCI gross or net of the effect of income taxes. The amendments in ASU 2011-05 and ASU 2011-12 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 and are to be applied retrospectively. The Company is currently evaluating the impact of the pending adoption of ASU 2011-05 and ASU 2011-12 on its financial statements.

In May 2011, the FASB issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (ASU 2011-04). ASU 2011-04 amended ASC 820, Fair Value Measurements and Disclosures, to converge the fair value measurement guidance in U.S. GAAP and International Financial Reporting Standards (IFRSs). ASU 2011-04 changes the wording used to describe many requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. Disclosure requirements have been expanded to include additional information about transfers between level 1 and level 2 of the fair value hierarchy and level 3 measurements regarding the sensitivity of fair value to changes in unobservable inputs and any interrelationships between those inputs Additionally, ASU 2011-04 clarifies the FASB’s intent about the application of existing fair value measurements including: (a) the application of the highest and best use valuation premise concepts; (b) measuring the fair value of an instrument classified in a reporting entity's stockholders' equity; and (c) quantitative information required for fair value measurements categorized within level 3. The amendments are to be applied prospectively and are effective for annual periods beginning after December 15, 2011. The Company is currently evaluating the effect that the provisions of ASU 2011-04 will have on the disclosures within the financial statements of the Company.

Material Commitments

a)	Exclusive Distribution Agreement

Snoke Distribution entered into an exclusive distribution agreement in North America with a European Manufacturer of e-cigarettes. This agreement consists of minimum annual purchase commitments by Snoke Distribution for 1,200,000 units of e-cigarettes. The minimum purchase quantity is to be made during the period ended March 31, 2013. Every year thereafter, a minimum increase of 10% will occur on the minimum purchase quantities. Additionally, there are minimum purchase quantities to be set for Premium Sets and Packs of 4 Caps for which a formal commitment will be agreed upon after March 31, 2013, during the 2nd period of the contract. The agreement is for a 5 year period beginning March 31, 2012 and expiring February 28, 2017 with automatic 5 year renewals indefinitely unless the agreement is terminated for cause.

In the event that Snoke Distribution is in default of the minimum purchase commitments, the distributor may, at its discretion, terminate the agreement for cause without any financial penalty to Snoke Distribution.

b)	Operating Lease - Vehicle

The future minimum payment under an operating lease for the use of a vehicle amounts to approximately $15,960.  The lease expires on May 31, 2014.  Minimum annual lease payments are as follows:

2012	$2,394
2013	9,576
2014	3,990
15,960

c)	Operating Lease-Premises

On April 23, 2012, Snoke Distribution entered into an operating lease agreement for a rental property of 2,600 sq. ft in Hollywood, Florida, USA. The terms of this agreement are to be for a period of 2 years beginning May 1, 2012 and ending April 30, 2014 with payments made monthly and annual rent in year 1 of $37,800 and year 2 of $38,924 plus Florida sales tax of 7%. Snoke Distribution has the option to extend the lease 1 year for 3 consecutive years at 3% annual increase in rental amounts.

d)	Letter of Intent

On June 25, 2012 Snoke Distribution signed a letter of intent with Gilla Inc (“Gilla”) (An SEC registered shell public Company) whereby Gilla is to acquire all the issued and outstanding common shares of Snoke Distribution in exchange for common shares of Gilla.

On November 21, 2012 Snoke Distribution closed its merger with Gilla whereby all the 29,766,667 common shares issued and outstanding of Snoke Distribution were acquired by Gilla in exchange for 29,766,667 common shares of Gilla.

DESCRIPTION OF PROPERTY

Offices

On April 23, 2012, Snoke Distribution entered into an operating lease agreement for a rental property in Hollywood, Florida, USA of approximately 2,600 sq. ft. The terms of this agreement are to be for a period of 2 years beginning May 1, 2012 and ending April 30, 2014 with payments made monthly and annual rent in year 1 of $37,800 and year 2 of $38,924 plus Florida sales tax of 7%. Snoke Distribution has the option to extend the lease 1 year for 3 consecutive years at 3% annual increase in rental amounts.

At this time, Snoke Distribution maintains an office at 2241 Hollywood Bvld., Hollywood, FL 33020. The Company’s telephone number is 1-855-547-6653. The Company’s website is www.us.isnoke.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the beneficial ownership of our common stock, as of November 21, 2012, by:

● all of our directors and executive officers, individually;
● all of our directors and executive officers, as a group; and
● all persons who beneficially owned more than 5% of our outstanding common stock.

The following persons (including any group as defined in Regulation S-B, Section 228.403) are known to the Company, as the issuer, to be beneficial owner of more than five percent (5%) of any class of the said issuers voting securities.

To our knowledge, none of the shares listed below are held under a voting trust or similar agreement.  To our knowledge, there are no pending arrangements, including any pledges by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name of Beneficial Owner	Number of Common Shares	Percentage Owned
Danny Yuranyi	15,300,000	24.70%
Credifinance Capital Corp. (5)	11,300,000	18.24%
Graham Simmonds	525,000(6)	0.85%
Ernest “Ernie” Eves	300,000	0.48%
Ashish Kapoor	300,000	0.48%
Carrie J. Weiler	100,000	0.16%
Stanley D. Robinson	60,000	0.10%
Directors and Executive Officers as a group	16,585,000	26.77%

(1)	This table is based upon 61,944,433 shares issued and outstanding as of November 21, 2012.
(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(3)
To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person.

(4)	The mailing address of each of the individuals and entities listed above is c/o Gilla Inc., 112 North Curry Street, Carson City, Nevada 89703.
(5)	Credifinance Capital Corp., a party related to the former Chief Executive Officer, has optioned the 11,300,000 shares to Snoke Investment Corporation, an arm’s length party.
(6)	Includes 450,000 shares owned by The Woodham Group Inc.

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position
Ernest “Ernie” Eves	66	Chairman of the Board of Directors and Chair of all Board Committees
Graham Simmonds	39	Director and Chief Executive Officer
Danny Yuranyi	55	Director, President and Chief Operating Officer
Stanley D. Robinson	62	Director
Ashish Kapoor	35	Chief Financial Officer
Carrie J. Weiler	53	Corporate Secretary

Ernest “Ernie” Eves (Chairman of the Board and Chair of all Board Committees)

Mr. Eves has served as Chairman of the Board and Chair of all Board Committees since November 15, 2012. Currently a Director of a number of public and private companies, Mr. Eves was the 23rd Premier of the Province of Ontario and has also held the offices of Minister of Finance and Deputy Premier for the Province of Ontario as well as other cabinet positions within the Government of Ontario.

We believe Mr. Eves is well-qualified to serve as Chairman of the Board and Chair of all Board Committees due to his public service experience and his business contacts.

Graham Simmonds (Director and Chief Executive Officer)

Mr. Simmonds has served as a Director and as Chief Executive Officer of the Company since November 15, 2012. Mr. Simmonds has over 15 years of experience in public company management and business development projects within both the gaming and technology sectors. Mr. Simmonds is licensed and/or registered with a number of horse racing and gaming commissions in the United States and Canada. Mr. Simmonds developed and launched the first in-home digital video horseracing service in North America and is currently a Director and partner in eBet Technologies Inc., a licensed ADW operator and software developer for the online horse racing industry in the United States. He is also the founder, President and CEO of Baymount Incorporated, an innovative wagering products and horseracing properties developer; Chairman of InterAmerican Gaming Inc., a company developing social platforms for the health and fitness industry; and Chairman and CEO of DealNet Capital Corp., a merchant banking company focused on Business Process Outsourcing (BPO) and Consumer Financing.

We believe Mr. Simmonds is well-qualified to serve as a member of the Board of Directors due to his public company experience, operational experience and business contacts.

Danny Yuranyi (Director, President and Chief Operating Officer)

Mr. Yuranyi has served as Director and as President and Chief Operating Officer of the Company since November 15, 2012.  Mr. Yuranyi has over 30 years of experience in the transportation, logistics, and distribution businesses having successfully built and operated his own companies on a number of occasions. Mr. Yuranyi has held senior positions with Loomis and Gelco Express which was later sold to Air Canada. After helping build a division of Gelco Express from $1 million to more than $12 million in annualized sales, Mr. Yuranyi left to start a new business of his own called United Messengers which quickly grew to become the largest same-day messenger service in Canada. Most recently, Mr. Yuranyi has invested in building distribution relationships with European brands in the energy drink and bottled water businesses. It was these opportunities that led him to the Snoke product where he successfully established a relationship with Snoke’s founder Dr. Ruhlmann. Through this relationship, he founded Snoke Distribution Canada Ltd. and secured the distribution rights for all Snoke products throughout North America, Mexico and the Caribbean.

We believe Mr. Yuranyi is well-qualified to serve as a member of the Board of Directors due to his experience in the distribution field and business contacts.

Stanley D. Robinson (Director)

Mr. Robinson has served as Director since September of 2008.  An exploration geologist with over 30 years of experience in Africa (Angola, Democratic Republic of Congo, Ghana, Tanzania, Burkina Faso), Canada and South America. Mr. Robinson’s dominant technical expertise is in the management of gold and base metal exploration projects, from grassroots to feasibility stage, geological interpretations with an emphasis on structure and alteration, and in the identification of projects with economic potential. He has extensive experience in managing exploration projects in remote locations and in climatic environments that range from permafrost to tropical and semi-desert.

We believe Mr. Robinson is well-qualified to serve as a member of the Board of Directors due to his public company experience and business contacts.

Ashish Kapoor (Chief Financial Officer)

Mr. Kapoor has served as the Company’s Chief Financial Officer since November 15, 2012.  After obtaining his Chartered Accountant designation at Ernst & Young, Mr. Kapoor has gained over 10 years of experience in investment banking, advising client across various industries. Mr. Kapoor has experience in corporate finance, investment banking and private equity with global institutions in Toronto and New York. Most recently, as a Senior Vice President at Macquarie Capital Markets Canada Ltd., Mr. Kapoor was responsible for the Canadian telecom, media, entertainment and technology investment banking and principal investing group. During his 10 years at Macquarie, Mr. Kapoor completed in excess of $3B in successful principal investments and advised on a further $4B of mergers and acquisitions for third party clients. Mr. Kapoor has gained extensive experience in identifying, structuring and executing on investment opportunities, to aid in the development of his clients' respective business plans. Prior to Macquarie, Mr. Kapoor obtained his Chartered Accountant designation as part of the Ernst & Young’s Toronto practice and was awarded the Gold Medal for first place in Ontario, and the Bronze Medal for third place in Canada on the 2000 Chartered Accountancy Uniform Final Examination. Mr. Kapoor is also a CFA Charterholder and holds a Masters of Accounting and a Bachelor of Arts degree from University of Waterloo.

Carrie J. Weiler (Corporate Secretary)

Mrs. Weiler has over 25 years of experience in public company management. She provides corporate secretarial services and administration to several publically listed companies in the United States and Canada. Mrs. Weiler is a member of the Canadian Society of Corporate Secretaries.

Name/Title	Year	Salary $	Bonus $	Other Annual Compensation $	Restricted Option Stocks/ Payouts Awarded #
Ernest “Ernie” Eves(1)
Chairman of the Board of Directors and	2011	-	-	-	-
Chair of all Board Committees	2010	-	-	-	-

Graham Simmonds(1)
Director and Chief Executive Officer	2011	-	-	-	-
	2010	-	-	-	-

Danny Yuranyi(1)
Director, President and Chief Operating	2011	-	-	-	-
Officer	2010	-	-	-	-

Stanley D. Robinson(1)
Director	2011	-	-	-	-
	2010	-	-	-	60,000

Ashish Kapoor(1)
Chief Financial Officer	2011	-	-	-	-
	2010	-	-	-	-

Carrie J. Weiler(1)
Corporate Secretary	2011	-	-	-	-
	2010	-	-	-	-

Georges Benarroch(2)
Prior Director, CEO and President	2011	-	-	-	-
	2010	-	-	-	2,060,000

Daniel Barrette(2)
Prior Director and COO	2011	-	-	-	-
	2010	24,000	-	-	1,640,000

Linda Kent(2)
Prior Director, Corporate Secretary and	2011	-	-	-	-
Treasurer	2010	-	-	-	60,000

(1)
There are no agreements with respect to the compensation of executives and directors. As of the date of this Report, the Company has not entered into employment agreements with any of the Company’s new officers and directors; however, the Company has agreed that for the time being, Graham Simmonds, Danny Yuranyi and Ashish Kapoor shall accrue consideration at a rate of $10,000 per month. Carrie Weiler shall accrue consideration at a rate of $2,500 per month. Such consideration shall be paid at a later date.

(2)
In conjunction with the Merger, George Bennarroch (former President and Director), Daniel Barrette (former Chief Operating Officer and Director) and Linda Kent (former Corporate Secretary and Director) each tendered their resignations as Directors and Officers of Gilla, effective as of November 15, 2012.

Outstanding Equity Awards at Fiscal Year-End

None.

Option grants

There were no options granted to employees and no grants to key employees in fiscal years 2011 and 2010.

Employment Agreements

As of the date of this Report, the Company has not entered into employment agreements with any of the Company’s new officers and directors; however, the Company has agreed that for the time being, Graham Simmonds, Danny Yuranyi and Ashish Kapoor shall accrue consideration at a rate of $10,000 per month.  Carrie Weiler shall accrue consideration at a rate of $2,500 per month.  Such consideration shall be paid at a later date.

Compensation of Directors

There are no agreements with respect to the election and compensation of directors. The Board of Directors appoints officers annually and each executive officer serves at the discretion of the Board of Directors.

The Company does not currently maintain insurance for the benefit of the directors and officers of the Company against liabilities incurred by them in their capacity as directors or officers of the Company. Furthermore, the Company does not maintain a pension plan for its employees, officers or directors.

Board of Directors and Corporate Governance

The Company does not have any standing committees at this time.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of the directors or senior officers of the Company and no associate of any of the directors or senior officers of the Company was indebted to the Company during the financial period ended December 31, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Director Independence

The Company is not required to have any “independent” directors, defined within the meaning of Nasdaq Marketplace rule 4200, since the Company is not listed on a National Exchange or quoted on any inter-dealer quotation service, that imposes independence requirements on any committee of the Company’s directors.

LEGAL PROCEEDINGS

The Company is not currently involved in any legal proceedings.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price of Registrant’s Common Equity

The securities have been trading on the over-the-counter market until it was moved to Pink Sheets in February 2011, under the symbol “GLLA” as the trading activity was not sufficient for continuing to trade over the counter. The Company is a fully reporting OTC Markets company and trades on the OTC QB under the symbol “GLLA.” The following table sets forth for the periods indicated the range of high and low closing bid quotations per share as reported by the over-the-counter market. These quotations represent inter-dealer prices, without retail markups, markdowns or commissions and may not necessarily represent actual transactions. The market for the common stock has been sporadic and there have been long periods during which there were few, if any, transactions in the common stock and no reported quotations. Accordingly, reliance should not be placed on the quotes listed below, as the trades and depth of the market may be limited, and therefore, such quotes may not be a true indication of the current market value of the Company’s common stock.

2010	HIGH	LOW
Fourth Quarter	$0.11	$0.03

2011	HIGH	LOW
First Quarter	$0.05	$0.03
Second Quarter	$0.05	$0.02
Third Quarter	$0.05	$0.03
Fourth Quarter	$0.035	$0.035

2012	HIGH	LOW
First Quarter	$0.12	$0.0036
Second Quarter	$0.006	$0.005
Third Quarter	$0.0095	$0.0095

On December 31, 2011, the closing price of our common stock as reported on the OTCBB was $0.0035 per share. On December 31, 2011, we had in excess of 374 beneficial stockholders of our common stock and 29,477,766 shares of our common stock were issued and outstanding.

Prior to the merger dated November 21, 2012, the Registrant had 29,477,766 shares of common stock outstanding. Following the Merger, the Registrant has 59,244,433 shares of common stock outstanding after the share exchange and the issuance of 29,766,667 common shares to the shareholders of Snoke Distribution.

On November 21, 2012, the Registrant had 61,944,433 shares of common stock outstanding after closing the Merger and the private placement.

Equity Compensation Plan Information

The Company accounts for stock based awards in accordance with Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”), which requires a fair value measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options and restricted stock awards.

The Company estimates the fair value of stock options granted using the Black-Scholes valuation model. This model requires the Company to make estimates and assumptions including, among other things, estimates regarding the length of time an employee will retain vested stock options before exercising them, the estimated volatility of our common stock price and the number of options that will be forfeited prior to vesting. The fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. Changes in these estimates and assumptions can materially affect the determination of the fair value of stock-based compensation and consequently, the related amount recognized in Company’s consolidated statements of operations.

The expected term of the options represents the estimated period of time until exercise and is based on historical experience of similar awards, giving consideration to the contractual terms, vesting schedules and expectations of future employee behavior.

Share-based compensation expense for the years ended December 31, 2011 and 2010 was $0 and $22,000, respectively.

Dividend Policy

On January 17, 2008, the Board of Directors of the Company declared a cash dividend to its common stock Shareholders of Record on February 4, 2008 in the amount of $0.035 per share of common stock, which was distributed on February 15, 2008. The Company has not determined when it shall make its next dividend payment.

RECENT SALES OF UNREGISTERED SECURITIES

In January 2011, 1,500,000 common shares were issued, as a repayment of a $15,000 loan to the company.

In May 2011, 700,000 common shares were issued, as a repayment of a $7,000 loan to the company.

On November 21, 2012, the Company closed a private placement of $135,000 at a price of $0.05 per common share each with a half warrant entitling the holder to acquire one common share of the Company at a price of $0.10 per share for a period of 6 months from the Merger date. The private placement resulted in the issuance of 2,700,000 shares of the Registrant’s common stock from treasury.

The Company issued these shares in reliance upon the exemption from the registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

DESCRIPTION OF SECURITIES

General

The Company is a fully reporting OTC Markets company and trades on the OTC QB under the symbol “GLLA.”

Common Stock

On November 21, 2012, the Registrant had 61,944,433 shares of common stock outstanding after closing the Merger and the private placement.

Preferred Stock

None.

Dividend Policy

None.

Share Purchase Warrants

On November 21, 2012, the Company closed a private placement of $135,000 at a price of $0.05 per common share with a half warrant entitling the holder to acquire one common share of the Company at a price of $0.10 per share for a period of 6 months from the Merger date. As a result of the private placement, there are 1,350,000 full warrants outstanding exercisable at a price of $0.10 per share for a period of 6 months from the Merger date.

Options

None.

Changes in Control

In conjunction with the signing of the Resolutions, all of the directors and officers of Gilla have resigned, with the exception of Stanley Robinson (Director), and have been replaced by the directors of Snoke Distribution. Disclosure of these departures and appointments are set forth under Item 5.02 of this report.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Section 78.7502 of the Nevada Revised Statutes, Article XII of the Company’s Bylaws indemnifies any officer, director or control person of the Company from liability, thereby making the Company responsible for any expenses or damages incurred by such officer, director or control person in any action brought against them based on their conduct in such capacity, provided they did not engage in (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

We expect that each member of the Company’s board of directors and each officer of the Company (each such individual, an “Indemnitee”) will enter into an indemnification agreement with the Company, pursuant to which the Company will indemnify Indemnitee for, and hold Indemnitee harmless from and against, any losses or expenses at any time incurred by or assessed against Indemnitee arising out of or in connection with the service of Indemnitee as a director, advisory director, Board Committee member, officer, employee or agent of the Company or an affiliate, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as an Officer or Director of the Company or of an affiliate, to the fullest extent permitted by law.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the disclosure set forth under Item 9.01 of this Report, which disclosure is incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On February 20, 2011  (the “Engagement Date”), the Company engaged RBSM LLP (“RBSM ”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2010. The engagement of RBSM as the Company’s independent registered public accounting firm was approved by the Audit Committee of the Company’s Board of Directors.

FINANCIAL STATEMENTS AND EXHIBITS

Reference is made to the disclosure set forth under Item 9.01 of this Report, which disclosure is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.01 CHANGE IN CONTROL OF THE REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Pursuant to the Merger, the Registrant acquired Snoke Distribution through a share exchange and issuance of 29,766,667 common shares from the Company’s treasury, which constitutes approximately 48.1% of the Registrant’s issued and outstanding common stock after the consummation of the Merger and the private placement dated as of November 21, 2012. As a result, of the Merger, the newly appointed officers and directors have assumed the business and operations of Gilla Inc.

In conjunction with the signing of the Resolutions, all of the directors and officers of Gilla have resigned, with the exception of Stanley Robinson (Director), and have been replaced by the directors of Snoke Distribution. Disclosure of these departures and appointments are set forth under Item 5.02 of this report.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

Director and Officer Resignations

Upon the closing of the Merger, George Bennarroch (President and Director), Daniel Barrette (Chief Operating Officer and Director) and Linda Kent (Corporate Secretary and Director) each tendered their resignations as Directors and Officers of Gilla, effective as of November 15, 2012.  None of the three officers and directors who are resigning has expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices with regard to their resignation.

Director and Officer Appointments

In conjunction with the closing of the Merger, the Company appointed five new officers and directors: Ernest “Ernie” Eves (Chairman of the Board of Directors and Chair of all Committees), Graham Simmonds (Director and Chief Executive Officer), Danny Yuranyi (Director, President and Chief Operating Officer), Ashish Kapoor (Chief Financial Officer) and Carrie J. Weiler (Corporate Secretary), effective as of November 15, 2012.

As of the date of this Report, the Company has not entered into employment agreements with any of the Company’s new officers and directors, however, the Company has agreed that for the time being, Graham Simmonds, Danny Yuranyi and Ashish Kapoor shall accrue consideration at a rate of $10,000 per month.  Carrie Weiler shall accrue consideration at a rate of $2,500 per month.  Such consideration shall be paid at a later date, when the Company’s financial circumstances permit it to do so.

Biographical Information regarding the newly appointed officers and directors is set forth under under Item 2.01 of this Report, which disclosure is incorporated herein by reference.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Management has determined that, as a result of the closing of the acquisition described under Item 2.01 of this Current Report on Form 8-K, the Registrant has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the acquisition and the business of the Registrant following the acquisition.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Filed herewith are:

●	Audited financial statements of Snoke Distribution Canada Ltd. for the period from November 29, 2011 (Date of Incorporation) to March 31, 2012
●	Unaudited consolidated financial statements of Snoke Distribution Canada Ltd. as of September 30, 2012

(b)	Pro forma financial information

Filed herewith are:

●	Unaudited Consolidated Profoma Balance Sheet as of September 30, 2012 for Gilla Inc. and its subsidiaries
●	Unaudited Consolidated Proforma Income Statement for the year ended December 31, 2011 for Gilla Inc. and period of inception to March 31, 2012 for Snoke Distribution Canada Ltd.
●	Unaudited Consolidated Proforma Income Statement for the 9 months ending September 30, 2012 for Gilla Inc. and 6 months ending September 30, 2012 for Snoke Distribution Canada Ltd.

(c)	Exhibits

EXHIBIT	DESCRIPTION

3(i)(a)	Articles of Incorporation of Osprey Gold Corp. (1)

3(i)(b)	Articles of Amendment changing name to Osprey Gold Corp. (2)

3(ii)	Bylaws of Osprey Gold Corp. (1)

10.1	Share Purchase Agreement, by and among the Company and Credifinance Capital Corp., dated as June 22, 2012.

10.2	Letter of Intent, by and among the Company and Snoke Distribution Canada Ltd., dated as June 25, 2012.

10.3	Unanimous Consent for the Current Board, dated as of November 15, 2012.

10.4	Unanimous Consent for the New Board, dated as of November 15, 2012.

10.5	Loan Agreement, by and among the Company and Credifinance Capital Corp., dated as of April 15, 2011.

10.6	Loan Termination Agreement, by and among the Company and Credifinance Capital Corp., dated as of November 15, 2012.

10.7	New Loan Agreement, by and among the Company and Credifinance Capital Corp., dated as of November 15, 2012.

10.8	6% Convertible Revolving Credit Note, by and among the Company and Credifinance Capital Corp., dated as of November 15, 2012.

10.9	Gilla Inc. Private Placement Subscription Agreement, dated as of November 15, 2012.

10.10	Exclusive Distribution Agreement, by and among Snoke Distibution Canada Ltd. and Ecoreal GmbH & Co. KG, dated as of November 24, 2011.

99.1	Audited financial statements of Snoke Distribution Canada Ltd. for the period from November 29, 2011 (Date of Incorporation) to March 31, 2012.

99.2	Unaudited consolidated financial statements of Snoke Distribution Canada Ltd. as of September 30, 2012.

99.3	Unaudited consolidated proformas for Gilla Inc. and Snoke Distribution Canada Ltd.

(1)	Incorporated by reference to the Company's Form 10-SB, filed with the U.S. Securities and Exchange Commission on November 15, 1999.

(2)	Incorporated by reference to the Company's Current Report on Form 8-K, file with the U.S. Securities and Exchange Commission on May 14, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GILLA INC.

Dated: November 28, 2012	By:	/s/ J. Graham Simmonds
Name: J. Graham. Simmonds
Title: Chief Executive Officer